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Exhibit 3.1

CERTIFICATE OF FORMATION
OF
HUNTSMAN INTERNATIONAL LLC

November 5, 2008

        This Certificate of Formation, dated as of November 5, 2008, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the "LLC Act") to form a limited liability company (the "Company") under the LLC Act:

        1.    Name.    The name of the Company is "Huntsman International LLC."

        2.    Registered Office.    The address of the registered office required to be maintained by Section 18-104 of the LLC Act is:

      Corporation Trust Center
      1209 Orange Street
      Wilmington, Delaware 19801.

        3.    Registered Agent.    The name and address of the registered agent required to be maintained by Section 18-104 of the LLC Act is:

      The Corporation Trust Company
      Corporation Trust Center
      1209 Orange Street
      Wilmington, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ J. Kimo Esplin
Name:	J. Kimo Esplin
Title:	Executive Vice President and Chief Financial Officer

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  Exhibit 3.1